UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 24, 2014, Alibaba Group Holding Limited (“Alibaba”) announced the closing of its initial public offering (“IPO”) of American Depositary Shares (“ADSs”). Each ADS represents one ordinary share of Alibaba. Yahoo! Hong Kong Holdings Limited (“YHK”), a wholly owned subsidiary of Yahoo! Inc. (the “Company” and, together with YHK, “Yahoo”) sold a total of 140,000,000 ADSs in the IPO, including 18,260,870 ADSs sold pursuant to the Underwriters’ (as defined below) exercise of their option to purchase additional ADSs. Following completion of the sale in the IPO, Yahoo retains 383,565,416 ordinary shares of Alibaba, representing approximately 15% of Alibaba’s outstanding ordinary shares.

YHK sold the 140 million ADSs pursuant to an Underwriting Agreement, dated September 18, 2014 (the “Underwriting Agreement”), by and among Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs (Asia) L.L.C., J.P. Morgan Securities LLC, Morgan Stanley & Co. International plc and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), and Alibaba, YHK, and the other selling shareholders listed therein. The full text of the Underwriting Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Yahoo was required to sell the 140 million ADSs in the IPO pursuant to the Share Repurchase and Preference Share Sale Agreement, dated as of May 20, 2012 (as amended, the “Repurchase Agreement”), by and among Yahoo and Alibaba. The Repurchase Agreement originally provided that upon a Qualified IPO (as defined therein), Yahoo would sell up to 261.5 million ordinary shares of Alibaba either back to Alibaba or in the Qualified IPO, at Alibaba’s election. Yahoo and Alibaba subsequently agreed to reduce the number of ordinary shares required to be sold by 121.5 million ordinary shares (the “Reduction Shares”) to 140 million ordinary shares. Alibaba elected to have Yahoo sell such shares in the IPO.

Item 8.01.	Other Events

In connection with the IPO, Yahoo entered into a voting agreement with Alibaba, Jack Ma, Joe Tsai, SoftBank Corp. and certain other shareholders of Alibaba, pursuant to which Yahoo agreed to certain voting arrangements, including an agreement to vote for the director nominee of SoftBank Corp. and the director nominees of the Alibaba Partnership (a partnership comprised of members of management of Alibaba, one of its affiliates and/or certain companies with which Alibaba has a significant relationship), and granted a proxy to Jack Ma and Joe Tsai, Alibaba’s executive chairman and executive vice chairman, respectively, to vote, subject to certain exceptions, the Reduction Shares or, if less, the remaining ordinary shares of Alibaba then owned by Yahoo.

Further in connection with the IPO, Yahoo entered into a lock-up agreement with the Underwriters restricting the sale of its remaining ordinary shares of Alibaba for a period of one year, subject to certain exceptions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Underwriting Agreement, dated September 18, 2014, by and among Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs (Asia) L.L.C., J.P. Morgan Securities LLC, Morgan Stanley & Co. International plc, Citigroup Global Markets Inc., as representatives of the several underwriters named therein, Alibaba Group Holding Limited, Yahoo! Hong Kong Holdings Limited and the other selling shareholders listed therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald S. Bell
Name:	Ronald S. Bell
Title:	General Counsel and Secretary

Date: September 24, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Underwriting Agreement, dated September 18, 2014, by and among Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs (Asia) L.L.C., J.P. Morgan Securities LLC, Morgan Stanley & Co. International plc, Citigroup Global Markets Inc., as representatives of the several underwriters named therein, Alibaba Group Holding Limited, Yahoo! Hong Kong Holdings Limited and the other selling shareholders listed therein.